UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2022

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 17, 2022, Full House Resorts, Inc. (the “Company”) announced that the Company’s Board of Directors appointed John Ferrucci, the current General Manager of the Company’s Silver Slipper Casino Hotel, to the newly-created position of Senior Vice President and Chief Operating Officer, subject to finalization of a new employment agreement between the Company and Mr. Ferrucci. As Chief Operating Officer, Mr. Ferrucci will oversee the Company’s efforts to open The Temporary at American Place until a permanent general manager is selected, continue to serve as General Manager of Silver Slipper Casino Hotel, and will oversee operations for the Company’s other properties.

Mr. Ferrucci, age 71, has served as the General Manager of Silver Slipper Casino Hotel since its opening in 2006.  Mr. Ferrucci began his career at Harrah’s Atlantic City as a table games dealer, working his way up to a casino credit executive. He subsequently served as casino manager for Lucayan Beach Resort and Casino in the Bahamas before moving to Mississippi, where he opened both the Grand Casino in Gulfport and the Grand Casino in Biloxi. In 1996, Mr. Ferrucci became the general manager of the New Palace Casino in Biloxi before returning to the Northeast to help develop and open a Native American casino. In 2000, Mr. Ferrucci became Vice President and General Manager of Casino Magic Biloxi, which was the first casino hotel in Mississippi to receive the AAA Four-Diamond Service Award. In 2004, Mr. Ferrucci joined the development team for the Company’s Silver Slipper property, where he worked with architects, engineers and designers to help develop and open the property, including the subsequent addition of a 129-guestroom hotel in 2015. Mr. Ferrucci is a graduate of Trenton State College in New Jersey, where he received his Bachelor of Science degree in marketing and a Master of Education degree.

The terms of Mr. Ferrucci’s compensation as Senior Vice President and Chief Operating Officer have not yet been determined. In accordance with Instruction 2 of Item 5.02 of Form 8-K, the Company will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

There are no arrangements or understandings between Mr. Ferrucci and any other persons pursuant to which he was appointed as Senior Vice President and Chief Operating Officer of the Company. There are also no family relationships between Mr. Ferrucci and any director or executive officer of the Company, and Mr. Ferrucci has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On February 17, 2022, the Company issued a press release announcing Mr. Ferrucci’s appointment as Senior Vice President and Chief Operating Officer.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits
	No.	Description
	99.1	Press Release of the Company dated February 17, 2022
	104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: February 18, 2022	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer